UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 28, 2002

AMERICAN STANDARD COMPANIES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11415	13-3465896

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

One Centennial Avenue, P.O. Box 6820, Piscataway, NJ	08855-6820

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     (732) 980-6000

ITEM 5.    OTHER MATTERS

                   As described in Item 3 (Litigation) and Note 14 (Commitments and Contingencies) to the Consolidated Financial Statements of its 2001 Annual Report and in corresponding notes to annual reports in prior years, American Standard Companies Inc. (the “Company”) has been party to a lawsuit arising from the termination of a sales agent and distributor of air conditioning equipment. On August 28, 2002, the U.S. Court of Appeals for the 10th Circuit ruled in favor of the Company reversing a 1999 jury verdict. A copy of the Company’s press release describing the ruling is attached hereto as Exhibit 99.1

                   INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS. Certain of the statements contained in this report, including, without limitation, statements as to management’s good faith expectations and belief are forward-looking statements. Forward-looking statements are made based upon management’s expectations and belief concerning future developments and their potential effect upon the Company. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management.

ITEM 7.     EXHIBITS

99.1	Press Release dated August 29, 2002 describing a decision regarding wrongful termination claims involving the Company.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN STANDARD COMPANIES INC.

	By:	/s/ J. PAUL MCGRATH

	Name:	J. Paul McGrath
	Title:	Senior Vice President and General Counsel

DATE: August 29, 2002

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated August 29, 2002 describing a decision regarding wrongful termination claims involving the Company.